EXHIBIT 1


                                  ANNTAYLOR
                                  ------------
                                  NEWS RELEASE
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                                  142 West 57th Street
                                  New York, N.Y. 10019



FOR IMMEDIATE RELEASE
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         ANN TAYLOR ANNOUNCES CLOSING OF TRANSACTION
                     WITH CYGNE DESIGNS



      New  York,  New York, September 23, 1996 --   AnnTaylor
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Stores   Corporation  (NYSE:  ANN)  and  its   wholly   owned

subsidiary AnnTaylor, Inc. today announced that, pursuant  to their previously announced agreement with Cygne Designs, Inc.

("Cygne")  and  Cygne's wholly owned subsidiary  Cygne  Group

(F.E.)  Limited, the Company consummated the  acquisition  of

Cygne's entire interest in Ann Taylor's direct sourcing joint venture  with Cygne known as CAT, and the assets of  what  is known as the Ann Taylor Woven Division of Cygne, the division of  Cygne  that was responsible for sourcing merchandise  for

Ann Taylor.

     In payment of the purchase price for Cygne's interest in

CAT  and  the  Woven  Division  assets,  the  Company  issued

2,348,145  shares  of  Company Common Stock  and  paid  Cygne approximately  $3,200,000 in cash  for  inventory  and  fixed assets, and approximately $6,500,000 in cash in settlement of open  accounts payable by Ann Taylor to Cygne for merchandise delivered  by  Cygne prior to the closing, subject  to  post-

closing   adjustments.   The  Company  also  assumed  certain

liabilities related to the operations of the Woven Division.

      Ann  Taylor  is  one of the country's  leading  women's

specialty  retailers, operating 306 stores in 40  states  and the District of Columbia.





Contact:  Investor                            Marketing/Public
          Relations:                          Relations:
          Walter J. Parks                     Gina Iaderosa
          SVP  -  Finance                     Director of Marketing &
          (212) 541-3318                      Communications
                                              (212) 541-3347